Exhibit 10.57

SECOND AMENDMENT TO SENIOR SECURED
REVOLVING CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
THIS SECOND AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 26th day of June, 2015, by and among AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., a Maryland corporation (“REIT”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (KeyBank and such Lenders hereinafter referred to collectively as the “Lenders”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain Senior Secured Revolving Credit Agreement dated as of March 21, 2014, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of September 18, 2014 (collectively, the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and
WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
2.    Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:
(a)    By deleting in its entirety the definition of “Extension Request” appearing in §1.1 of the Credit Agreement;
(b)    By deleting in their entirety the definitions of “Borrowing Base Capitalized Value Limit,” “Change of Control,” “EBITDA”, “Funds from Operations,” “Letter of Credit Sublimit,” “Maturity Date,” “Modified FFO”, “Swing Loan Commitment” and “Total Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:
“Borrowing Base Capitalized Value Limit. As of the date of determination, without duplication, the following amount determined individually for each

Borrowing Base Asset that is a LTAC, Rehab, ASC, MOB, ILF, ALF or SNF: (a) the Capitalized Value of such Borrowing Base Asset multiplied by fifty-five percent (55%), and (b) for any such Borrowing Base Asset that has not been owned by Borrower or a Subsidiary Guarantor for eight (8) calendar quarters, the Property Cost of such Borrowing Base Asset multiplied by fifty-five percent (55%), in each case, as most recently determined under this Agreement. The aggregate Borrowing Base Capitalized Value Limit for all Borrowing Base Assets shall be the sum of such calculations for all of the Borrowing Base Assets.
Change of Control. A Change of Control shall exist upon the occurrence of any of the following:
(a)    any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of REIT equal to at least twenty percent (20%);
(b)    as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or the Borrower consists of individuals who were not either (i) directors or trustees of REIT or the Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower, which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;
(c)    REIT fails to own, directly or indirectly, at least fifty-one percent (51%) of the economic, voting and beneficial interest of the Borrower, or fails to own any of its interest in Borrower free and clear of any lien, encumbrance or other adverse claim;
(d)    REIT fails to control the Borrower;
(e)    the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim (other than the Lien of the Agent granted pursuant to the Loan Documents and non-consensual Liens expressly permitted under §§8.2(i) and 8.2(ii)), at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor;
(f)    before the Internalization, the Advisor, or a replacement advisor consented to in writing by the Majority Lenders, shall fail to be the advisor of the Borrower; or

(g)    at any time any of Randolph C. Read, Thomas P. D’Arcy, Todd Jensen, Edward F. Lange, Jr. or Elizabeth K. Tuppeny, shall die or become disabled or otherwise cease to be active on a daily basis in the management of the REIT or serve as board members of the REIT, and such event results in fewer than three (3) of such individuals, being active on a daily basis in the management of the REIT or serving as board members of the REIT; provided that if fewer than three (3) of such individuals shall continue to be active on a daily basis in the management of the REIT or serve as board members of the REIT, it shall not be a “Change of Control” if a replacement executive of comparable experience and reasonably satisfactory to the Majority Lenders shall have been retained within six (6) months of such event such that there are not fewer than three (3) such individuals active in the daily management of REIT or serving as board members of the REIT.
EBITDA. With respect to any Person and its Subsidiaries with respect to any period (without duplication): (a) Net Income (or Loss) on a Consolidated basis, in accordance with GAAP, exclusive of any income or losses from minority interests in the case of such Person or its Subsidiaries, acquisition costs for acquisitions, whether or not consummated, and one-time transaction costs related to the listing of the stock of REIT on a national exchange, and the following (but only to the extent included in determination of such Net Income (or Loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets) and distributions to minority owners); and (v) non-cash charges; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates as provided below. With respect to Unconsolidated Affiliates, EBITDA attributable to such entities shall be excluded but EBITDA shall include a Person’s Equity Percentage of Net Income (or Loss) from such Unconsolidated Affiliates plus its Equity Percentage of the following to the extent included in the determination of such Net Income (or Loss): (v) depreciation and amortization expense, (w) Interest Expense, (x) income tax expense, (y) extraordinary or nonrecurring gains and losses (including, without limitation, gains and losses on the sale of assets) and distributions to minority owners, and (z) non-cash charges; provided, however, that straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to FAS 141R shall be excluded from the calculation of EBITDA.
Funds from Operations. With respect to any Person with respect to any period, an amount equal to (a) the Net Income (or Loss) of such Person computed in accordance with GAAP, calculated without regard to gains (or losses) from debt restructuring and sales of property during such period, plus (b) depreciation with respect to such Person's real estate assets and amortization of such Person for such period, plus (c) non-cash charges (including but not limited to amortization of deferred financing costs), all after adjustment for unconsolidated partnerships and joint ventures.

Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis. Funds from Operations shall be reported in accordance with NAREIT policies.
Letter of Credit Sublimit. An amount equal to Twenty-Five Million and No/100 Dollars ($25,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.
Maturity Date. March 21, 2019, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.
Modified FFO. With respect to any Person for any period, an amount equal to (a) the Funds from Operations of such Person for such period, plus (b) to the extent such amounts have reduced the calculation of Funds from Operations, costs and expenses incurred in connection with acquisitions, whether or not consummated, and one-time transaction costs related to the listing of the stock of REIT on a national exchange, during the applicable period, minus (c) an amount equal to the increase or decrease in income for such period as a result of the impact of straight line leveling adjustments of rents and market rent FAS 141 adjustments in accordance with GAAP.
Swing Loan Commitment. An amount equal to Twenty-Five Million and No/100 Dollars ($25,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.
Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of June 26, 2015, the Total Commitment is Five Hundred Million and No/100 Dollars ($500,000,000.00). The Total Commitment may increase in accordance with §2.11.”
(c)    By deleting in its entirety the second (2nd) paragraph of the definition of “Applicable Margin” appearing in §1.1 of the Credit Agreement, which paragraph begins with the words “Notwithstanding the foregoing”;
(d)    By deleting in its entirety “2.12(a)(iv),” where it appears in §1.2(m) of the Credit Agreement;
(e)    By deleting in its entirety the number “$450,000,000.00” appearing in the fourth (4th) line of §2.11(a) of the Credit Agreement, and inserting in lieu thereof the number “$750,000,000.00”;
(f)    By deleting in its entirety §2.11(c) of the Credit Agreement, and inserting in lieu thereof the following:
“(c)    Upon the effective date of each increase in the Total Commitment pursuant to this §2.11, the Agent may unilaterally revise Schedule 1.1 to reflect the name and address, Commitment and Commitment Percentage of each Lender following such increase and the Borrower shall execute and deliver to the Agent a new Revolving Credit Note for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note shall equal its Commitment. The Agent shall deliver such replacement Revolving Credit Note to the respective Lenders in exchange for the Revolving Credit Notes replaced thereby which shall be surrendered by such Lenders. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, and that they do not constitute a novation, shall be dated as of the applicable Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes. In connection with the issuance of any new Revolving Credit Notes pursuant to this §2.11(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Revolving Credit Notes shall be canceled and returned to the Borrower.”
(g)    By deleting in its entirety §2.12 of the Credit Agreement, and inserting in lieu thereof the following: “§2.12 [Intentionally Omitted.]”;
(h)    By deleting the date “November 2, 2013” appearing in §4.2 of the Credit Agreement, and inserting in lieu thereof the date “April 10, 2015”;
(i)    By deleting in its entirety the first (1st) sentence of §5.2(a) of the Credit Agreement, and inserting in lieu thereof the following:
“The Agent may on behalf of the Lenders at any time on or after March 21, 2017, in its reasonable discretion, obtain updates to existing Appraisals of each of the Borrowing Base Assets.”
(j)    By deleting the words “on and after the first anniversary of the date of this Agreement,” appearing in §7.20(a)(vii) of the Credit Agreement;
(k)    By deleting in its entirety §7.20(a)(xi) of the Credit Agreement, and inserting in lieu thereof the following:
“(xi)    with respect to any Borrowing Base Asset that is leased to or operated by a single Non-Investment Grade Operator, such Borrowing Base Asset shall have a ratio of (a) EBITDAR for such tenant or operator to (b) all base rent and additional rent due and payable by a tenant under any Lease, in each case, during the previous twelve (12) calendar months, of not less than (x) 1.40 to 1.00 for any such Borrowing Base Asset that is a Rehab, LTAC or ASC, (y) 1.25 to 1.00 for any such Borrowing Base Asset that is a SNF, and (z) 1.10 to 1.00 for any such Borrowing Base Asset that is an ILF or ALF (provided that, for the purposes of this §7.20(a)(xi), a Non-Investment Grade Operator shall not include a TRS of REIT that leases such Borrowing Base Asset from Borrower or a Subsidiary Guarantor), it being understood that compliance with the foregoing covenant shall be determined on the basis of financial information provided by such Non-Investment Grade Operator regarding which no Borrower or Guarantor makes any representation or warranty; and provided further that if a single Non‑Investment Grade Operator leases or operates more than one Borrowing Base Asset described in clause (x), (y) or (z) pursuant to a master lease, and all of the properties subject to the master lease are Borrowing Base Assets, then for the purposes of calculating the ratios in clauses (x), (y) and (z) above, all of such Borrowing Base Assets subject to such master lease shall be included in calculating such ratio (for the avoidance of doubt, only Borrowing Base Assets of the type included in clauses (x), (y) or (z), respectively, shall be included when aggregating multiple Borrowing Base Assets subject to a master lease and shall not be aggregated across the types of properties described in clauses (x), (y) and (z)); and provided that Borrower may exclude from compliance with the foregoing covenant Borrowing Base Assets subject to this §7.20(a)(xi) whose Borrowing Base Capitalized Value Limit does not in the aggregate exceed ten percent (10%) of total Borrowing Base Capitalized Value Limit to the extent that the applicable Operators’ Agreement existing at the time of acquisition of such Borrowing Base Asset by Borrower or its Subsidiaries does not require the delivery of financial information sufficient to permit calculation of the foregoing covenant, or with respect to any Operators’ Agreement under which the Operator fails to deliver financial information to permit calculation of the foregoing covenant;”
(l)    By deleting in its entirety §7.20(a)(xii) of the Credit Agreement, and inserting in lieu thereof the following:
“(xii)     any Eligible Real Estate leased to a single tenant or operator shall at all times have on a collective basis for all such Eligible Real Estate a weighted average remaining lease term (calculated by weighting the remaining lease term of such Eligible Real Estate (without regard to any extension options at the tenant’s discretion) by the Borrowing Base Capitalized Value Limit attributable to such Eligible Real Estate) of not less than five (5) years;”
(m)    By deleting in its entirety the first (1st) sentence of §8.7(a) of the Credit Agreement and inserting in lieu thereof the following new sentence:
“(a)    The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners of REIT, to the extent that the aggregate amount of such Distributions paid in any fiscal quarter, when added to the aggregate amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters, exceeds ninety-five percent (95%) of such Person’s Modified FFO for such period (the “Distribution Limit”) (provided that (X) during the time period commencing on April 1, 2014 and ending on September 30, 2014 (the “Dividend Limit Waiver Period”), Borrower or REIT may make Distributions in excess of the Distribution Limit so long as all Distributions made by Borrower or REIT during the Dividend Limit Waiver Period consist solely of cash dividends at such Person’s normal rate consistent with past practice paid on account of Equity Interests of REIT or its Subsidiaries which are then outstanding, (Y) during the time period commencing on October 1, 2014 and ending on September 30, 2016 (the “Increased Distributions Limit Period”), the Distribution Limit shall be increased to one hundred twenty-five percent (125%) of such Person’s Modified FFO and any Distributions paid by Borrower or REIT to their respective partners, members or other owners before the Increased Distributions Limit Period shall not be considered in the calculation of the limitations contained in this §8.7(a)(Y), it being agreed that during the Increased Distributions Limit Period, the aggregate amount of such permitted Distributions shall be determined by using only the quarters elapsed from October 1, 2014 (and annualizing such amount in a manner reasonably acceptable to Agent until there are four (4) fiscal quarters of results elapsed from October 1, 2014), and (Z) for the fiscal quarter ending December 31, 2016 and continuing thereafter, the Distribution Limit shall return to ninety-five percent (95%) of such Person’s Modified FFO and any Distributions paid by Borrower or REIT to their respective partners, members or other owners during the Increased Distributions Limit Period shall not be considered in the calculation of the limitations contained in this §8.7(a) for the period commencing October 1, 2016 and continuing thereafter, it being agreed that until four (4) fiscal quarters following October 1, 2016 have occurred, the aggregate amount of such permitted Distributions shall be determined by using the quarters elapsed from October 1, 2016 and annualizing such amount in a manner reasonably acceptable to Agent); provided that the limitations contained in this §8.7(a) shall not preclude the Borrower or REIT from making Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial officer or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.”
(n)    By deleting in its entirety §9.5 of the Credit Agreement, and inserting in lieu thereof the following: “§9.5 [Intentionally Omitted.]”;
(o)    By deleting in its entirety the proviso appearing in §12.1(f) and inserting in lieu thereof the following: “provided, however, that the events described in this § 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.l(g), involves (i) any Recourse Indebtedness singly or in the aggregate totaling in excess of $25,000,000, or (ii) obligations for Non-Recourse Indebtedness singly or in the aggregate totaling in excess of $50,000,000.00;”;
(p)    By deleting in its entirety §12.1(j) and inserting in lieu thereof the following: “(j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one (I) or more uninsured or unbonded final judgments against the Borrower, any Guarantor or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $25,000,000.00 per occurrence or during any twelve (12) month period;”;
(q)    By deleting the words “(other than pursuant to an extension of the Maturity Date pursuant to §2.12)” appearing in §18.4(ii) of the Credit Agreement;
(r)    By deleting the words “(except as provided in §2.12)” appearing in §27(f) of the Credit Agreement;
(s)    By deleting in its entirety Schedule 1.1 attached to the Credit Agreement and inserting in lieu thereof Schedule 1.1 attached to this Amendment and made a part hereof.
3.    Amendment of Borrower Assignment of Interests. Borrower and Agent do hereby modify and amend each Assignment of Interests to which Borrower is a party (including the form of Assignment of Interests attached to the Credit Agreement as Exhibit K thereto) by deleting in its entirety the third (3rd) “WHEREAS” clause, appearing on page 1 thereof, and inserting in lieu thereof the following:
“WHEREAS, Assignor, KeyBank, the other Lenders which are now or hereafter a party thereto and the Agent have entered into that certain Senior Secured Revolving Credit Agreement dated as of March 21, 2014, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of September 18, 2014 and that certain Second Amendment to Senior Secured Revolving Credit Agreement and Other Loan Documents dated as of June 26, 2015 (as the same has been and may further be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide to Assignor a revolving credit loan facility in the amount of up to $500,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $750,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by Assignor to the order of the Lenders in the aggregate principal face amount of $500,000,000.00 and that certain Swing Loan Note made by Assignor to the order of KeyBank in the amount of $25,000,000.00 (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”); and”.
4.    Amendment of TRS Assignment of Interests. ARHC TRS Holdco II, LLC and Agent do hereby modify and amend each Assignment of Interests to which ARHC TRS Holdco II, LLC is a party by deleting in its entirety the third (3rd) “WHEREAS” clause, appearing on page 1 thereof, and inserting in lieu thereof the following:

“WHEREAS, American Realty Capital Healthcare Trust II Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), KeyBank, the other Lenders which are now or hereafter a party thereto and the Agent have entered into that certain Senior Secured Revolving Credit Agreement dated as of March 21, 2014, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of September 18, 2014 and that certain Second Amendment to Senior Secured Revolving Credit Agreement and Other Loan Documents dated as of June 26, 2015 (as the same has been and may further be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide to Borrower a revolving credit loan facility in the amount of up to $500,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $750,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $500,000,000.00 and that certain Swing Loan Note made by Borrower to the order of KeyBank in the principal face amount of $25,000,000.00 (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”).”
5.    Amendment of Indemnity Agreement. Borrower, Guarantors and the Agent do hereby modify and amend the Indemnity Agreement (including the form of Indemnity Agreement attached to the Credit Agreement as Exhibit L thereto) by deleting in its entirety the third (3rd) “WHEREAS” clause, appearing on page 1 thereof, and inserting in lieu thereof the following:
“WHEREAS, the Lenders have agreed to provide to Borrower a revolving credit loan facility in the amount of up to $500,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $750,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $500,000,000.00 and that certain Swing Loan Note made by Borrower to the order of KeyBank in the amount of the Swing Loan Commitment (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”) and secured by, among other things, pledges of the Equity Interests of the Additional Guarantors held by Borrower (collectively, the “Pledges”);”.
6.    Amendment of Guaranty. Agent and Guarantors do hereby modify and amend the Guaranty as follows:
(a)    By deleting in its entirety Paragraph (a) of the Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:

“(a)    the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders (as defined in the Credit Agreement) in the aggregate principal face amount of up to $500,000,000.00, subject to increases resulting from increases in the Total Commitment to not more than $750,000,000.00 as provided in Section 2.11 of the Credit Agreement, and of the Swing Loan Note made by Borrower in the principal face amount of the Swing Loan Commitment, together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”; and
(b)    By deleting the number “$450,000,000.00” appearing in the fifth (5th) line of paragraph (g) of the Guaranty, appearing on page 2 thereof, and inserting in lieu thereof the number “$750,000,000.00.”
7.    Commitments; Exiting Lender.
(a)    Borrower and Guarantors hereby acknowledge and agree that as of the Effective Date (as hereinafter defined) and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1.1 attached hereto. In connection with the Commitment Increase, each of BMO Harris Bank N.A. and Citizens Bank, National Association (each individually a “New Lender” and collectively, the “New Lenders”) shall be issued a Revolving Credit Note in the principal face amount of its Commitment, which will be a “Revolving Credit Note” under the Credit Agreement, and each New Lender shall be a Lender under the Credit Agreement. In addition, each of the Lenders that is a party to the Credit Agreement that is increasing its Commitment shall be issued a replacement Revolving Credit Note in the amount of its Commitment, and each such increasing Lender will promptly return to Borrower its existing Revolving Credit Note marked “Replaced.”
(b)    Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the Swing Loan Commitment shall be increased to $25,000,000.00. In connection with the increase of the Swing Loan Commitment, KeyBank shall be issued a replacement Swing Loan Note in the principal face amount of $25,000,000.00 (the “Replacement Swing Loan Note”), and upon acceptance of the Replacement Swing Loan Note by KeyBank it will be the “Swing Loan Note” under the Credit Agreement. KeyBank will promptly return to Borrower the existing Swing Loan Note marked “Replaced.”

(c)    By its signature below, each New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective Commitment as if such New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment, as set forth above, equal to its respective Commitment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment as required under §2.1 of the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as set forth in §2.5 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.10 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein. Each New Lender makes and confirms to the Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Sections 14 and 18 of the Credit Agreement. Further, each New Lender acknowledges that it has, independently and without reliance upon the Agent, any Titled Agent, any other Lender or on any affiliate or subsidiary of any thereof and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower or Guarantors or to notify any New Lender of any Default or Event of Default. No New Lender has relied on the Agent, any Titled Agent, any other Lender or any affiliate or subsidiary of any thereof as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. Each New Lender (i) represents and warrants as to itself that it is legally authorized to, and has full power and authority to, enter into this agreement and perform its obligations under this Amendment, the Credit Agreement and the other Loan Documents; (2) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a party to the Credit Agreement; (3) agrees that it has and will, independently and without reliance upon any Lender, the Agent, any Titled Agent or any affiliate or subsidiary of any thereof and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Revolving Credit Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (4) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (5) agrees that, by this Amendment, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (6) represents and warrants that such New Lender is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or any Guarantor and is not a Defaulting Lender or an Affiliate of a Defaulting Lender. Each New Lender acknowledges and confirms that its address for notices and Lending Office for Revolving Credit Loans are as set forth on the signature pages hereto.
(d)    On the Effective Date, JPMorgan Chase Bank, N.A. (the “Exiting Lender”) shall cease to be a Lender under, or a party to, the Loan Documents. Contemporaneously with the effectiveness of this Amendment, the Borrower shall pay to the Exiting Lender all amounts due to the Exiting Lender under the Loan Documents, and the Agent and the Lenders hereby consent to such payments. Upon such payment, except for those terms, conditions, and provisi ons, which by their express terms survive cancellation of Commitments hereunder or termination of any Lender’s obligations under the Loan Documents (including, without limitation, any applicable indemnification or reimbursement provisions), Exiting Lender’s Commitment under the Credit Agreement shall be reduced to $0 and terminated and Exiting Lender shall have no further rights, duties or obligations with respect to or under the Loan Documents.
(e)    On the Effective Date, the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage of the outstanding principal amount of all Revolving Credit Loans. The participation interests of the Lenders in Swing Loans and Letters of Credit shall be similarly adjusted. Each of those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed either (i) among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans, or (ii) to the Exiting Lender for payment of any outstanding Revolving Credit Loans made by Exiting Lender, as necessary to accomplish the required reallocation of the outstanding principal balance of the Revolving Credit Loans.
8.    References to Loan Documents. All references in the Loan Documents to the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty shall be deemed a reference to the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty as modified and amended herein.
9.    Consent and Acknowledgment of Borrower and Guarantors. By execution of this Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty as set forth herein and any other agreements or instruments executed in connection herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty, as modified and amended herein, and the other Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement and the other Loan Documents as modified and amended herein, and (c) that the execution and delivery of this Amendment and any other agreements or instruments executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.
10.    Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:
(a)    Authorization. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or any Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, Borrower or any Guarantor or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or any Guarantor and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.
(b)    Enforceability. This Amendment and any other agreements or instruments executed in connection herewith to which Borrower or any Guarantor is a party are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)    Governmental Approvals. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of, or any filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and filings after the date hereof of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.
(d)    Reaffirmation of Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is true and correct in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that, with respect to any representation or warranty which by its terms is made as of a specified date, such representation or warranty is reaffirmed hereby only as of such specified date). To the extent that any of the representations and warranties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in this Paragraph 10(d) shall not apply with respect to any such representations and warranties.
11.    No Default. By execution hereof, the Borrower and the Guarantors certify that, immediately after giving effect to this Amendment, there exists no Default or Event of Default as of the date of this Amendment.
12.    Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.
13.    Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.
14.    Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:
(a)the execution and delivery of this Amendment by Borrower, Guarantors, Agent, the Lenders and Exiting Lender;
(b)the delivery to Agent of an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;
(c)the delivery to Agent of a Revolving Credit Note duly executed by the Borrower in favor of each New Lender and each Lender whose Commitment is increasing in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;
(d)the delivery to Agent of a Swing Loan Note duly executed by Borrower in favor of Swing Loan Lender in the amount of the new Swing Loan Commitment;
(e)receipt by Agent of evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment and the Commitment Increase;
(f)receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request;
(g)delivery to Agent of (i) a Borrowing Base Certificate and (ii) a Compliance Certificate evidencing compliance with the covenants described in §9 of the Credit Agreement and the other covenants described in such Compliance Certificate, each adjusted to give pro forma effect to the advance of the Loans to be made on or about the date thereof; and
(h)The Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment.
15.    Amendment as Loan Document. This Amendment shall constitute a Loan Document.

16.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
17.    Titled Agents. From and after the effectiveness of this Amendment, KeyBanc Capital Markets, Inc., BMO Capital Markets, Inc. and Citizens Bank, National Association shall be the Joint-Lead Arrangers, BMO Capital Markets, Inc. and Citizens Bank, National Association shall be the Co-Syndication Agents, and Capital One, National Association shall be the Documentation Agent.
18.    MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
[Signatures Begin On Next Page]

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.
BORROWER:
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., a Maryland corporation, its general partner
By: /s/ Thomas D’Arcy

Name: Thomas D’Arcy

Title: Chief Executive Officer
REIT:
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., a Maryland corporation
By: /s/ Thomas D’Arcy

Name: Thomas D’Arcy

Title: Chief Executive Officer
[Signatures Continue on Following Page]

KeyBank/American Realty Capital Healthcare Trust II Operating Partnership, L.P. –
Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

SUBSIDIARY GUARANTORS:
ARHC BMBWNIL01, LLC;
ARHC LPELKCA01, LLC;
ARHC SCCRLIA01, LLC;
ARHC SFFLDIA01, LLC;
ARHC SBBURIA01, LLC;
ARHC FOMBGPA01, LLC;
ARHC ARCLRMI01, LLC;
ARHC LSSMTMO01, LLC;
ARHC ALTSPFL01, LLC;
ARHC FMWEDAL01, LLC;
ARHC AHJACOH01, LLC;
ARHC OLOLNIL01, LLC;
ARHC LMHBGPA01, LLC;
ARHC PHCTNIA01, LLC;
ARHC BRHBGPA01, LLC;
ARHC HBTPAFL01, LLC;
ARHC ALJUPFL01, LLC;
ARHC ALSTUFL01, LLC;
ARHC SCTEMTX01, LLC;
ARHC GHGVLSC01, LLC;
ARHC TRS HOLDCO II, LLC;
ARHC SCCRLIA01 TRS, LLC;
ARHC SFFLDIA01 TRS, LLC;
ARHC SBBURIA01 TRS, LLC;
ARHC ARCLRMI01 TRS, LLC;
ARHC LSSMTMO01 TRS, LLC;
ARHC ALTSPFL01 TRS, LLC;
ARHC PHCTNIA01 TRS, LLC;
ARHC HBTPAFL01 TRS, LLC;
ARHC ALJUPFL01 TRS, LLC; and
ARHC ALSTUFL01 TRS, LLC, each a Delaware limited liability company
By: /s/ Jesse C. Galloway

Name: Jesse C. Galloway

Title: Authorized Signatory

[Signatures Continue on Following Page]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent
By: /s/ Wayne D. Horvath

Name: Wayne D. Horvath

Title: SVP

REGIONS BANK
By: /s/ David Blevins

Name: David Blevins

Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ John Robuck

Name: John Robuck

Title: Managing Director

[Signatures Continue on Following Page]

BMO HARRIS BANK N.A.

By: /s/ Lloyd Baron

Name: Lloyd Baron

Title: Director

Address:
BMO Harris Bank N.A.
100 High Street, 26th Floor
Boston, Massachusetts 02110
Attn: Lloyd Baron

CITIZENS BANK, NATIONAL ASSOCIATION

By: /s/ Samuel A. Bluso

Name: Samuel A. Bluso

Title: Senior Vice President

Address:
Citizens Bank, National Association
1215 Superior Avenue
Cleveland, Ohio 44114
Attn: Don Woods

JPMorgan Chase Bank, N.A. joins in the execution of this Amendment solely for the purposes of acknowledging that as of the Effective Date it will cease to be a party to the Loan Documents as provided in Paragraph 7(d) of the Amendment.
JPMORGAN CHASE BANK, N.A.
By: /s/ Rita Lai

Name: Rita Lai

Title: Authorized Signer

SCHEDULE 1.1
LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Wayne Horvath Telephone: 216-689-3808 Facsimile: 216-689-5970	$125,000,000.00	25.00%
LIBOR Lending Office Same as Above
BMO Harris Bank N.A. 100 High Street, 26th Floor Boston, Massachusetts 02110 Attention: Lloyd Baron Telephone: 617-960-2372 Facsimile:	$125,000,000.00	25.00%
LIBOR Lending Office Same as Above
Citizens Bank, National Association 1215 Superior Avenue Cleveland, Ohio 44114 Attention: Don Woods Telephone: 216-277-0199 Facsimile:	$125,000,000.00	25.00%
LIBOR Lending Office Same as Above
Capital One, National Association 4445 Willard Avenue, 6th Floor Chevy Chase, Maryland 20815 Attention: Danny Moore and Michael Mastronikolas Telephone: 301-280-2596; 301-280-0244 Facsimile: 301-280-0299	$75,000,000.00	15.00%
LIBOR Lending Office Same as Above
Regions Bank 1900 5th Avenue North Birmingham, Alabama 35203 Attention: David Blevins Telephone: 205-264-7504 Facsimile: 205-801-0343	$50,000,000.00	10.00%
LIBOR Lending Office Same as Above
TOTAL	$500,000,000.00	100%

SCHEDULE 1.1 – Page 1 of 1